UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 31, 2020

Favo Realty, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56130	88-04360717
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1461 Franklin Ave., 1st Fl. South, Garden City, NY 11530

(Address of principal executive offices)

(516)-835-7075

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2020, Favo Realty, Inc., (the “Company”), entered into a stock purchase agreement (the “Agreement”) with Basebay, LLC (“Basebay”). Pursuant to the agreements, the Company sold Favo Blockchain Inc., its wholly-owned subsidiary, to Basebay, LLC for $125,000 in cash.

Prior to the date of the Agreement, Basebay was a related party to RLT Atwood International, LTD., a company whose assets were acquired by the Company. Despite this prior relationship, the Agreement was entered into at arm’s-length.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 31, 2020, pursuant to the Agreement, the Company disposed of Favo Blockchain Inc., its wholly-owned subsidiary. With this transaction, the Company no longer operates in the crypto-currency industry. Favo Blockchain Inc. was sold for $125,000 in cash.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired. Not applicable .

(b) Pro forma financial information. Not applicable.

(c) Shell Company Transactions. Not applicable.

(d) Exhibits.

10.1	Stock purchase agreement, by and between Favo Realty, Inc. and Basebay, LLC, dated January 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 4, 2020

Favo Realty, Inc.

/s/ Vincent Napolitano
By:	Vincent Napolitano
Title:	President

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